Exhibit 99.1
NEWS RELEASE

ARMY CORPS OF ENGINEERS REACTIVATES PERMIT AT COEUR’S KENSINGTON
GOLD MINE, CLEARING WAY FOR EXPECTED 2010 PRODUCTION START
COEUR D’ALENE, Idaho — August 17, 2009 — Coeur d’Alene Mines Corporation (NYSE:CDE, TSX:CDM, ASX:CXC) today announced that the U.S. Army Corps of Engineers has reactivated the 404 permit for Coeur’s Kensington Gold Mine located 40 miles northwest of Juneau, Alaska. With approximately 90% of the mine already complete, the Company will immediately begin to finalize construction of the remaining areas of the operation.
“There is an extensive list of groups and individuals to thank for their efforts and continued support of Kensington. The Company looks forward to getting back to accomplishing the main objective, which is to construct and operate a world-class gold mine that all stakeholders will be proud of,” said Dennis E. Wheeler, Chairman, President and Chief Executive Officer of Coeur. “Kensington represents Coeur’s third new mine in the past two years. This transformation to these large, long-life mines will continue to provide shareholders with further growth in production and cash flow.”
About Coeur
Coeur d’Alene Mines Corporation is one of the world’s leading silver companies and also a significant gold producer. Coeur will have its first full year of production this year at the world’s largest pure silver mine — San Bartolomé in Bolivia — and began production in March at another world-leading silver mine — Palmarejo in Mexico. The Company also operates underground mines in southern Chile and Argentina and one surface mine in Nevada; and owns a non-operating interest in a low-cost mine in Australia. The Company also owns a major gold project — Kensington in Alaska — and conducts exploration activities in Argentina, Chile and Mexico. Coeur common shares are traded on the New York Stock Exchange under the symbol CDE, the Toronto Stock Exchange under the symbol CDM, and its CHESS Depositary Interests are traded on the Australian Securities Exchange under symbol CXC.
For Additional Information:
Investors
Director of Investor Relations
Karli Anderson, 208-665-0345
Media
Director of Corporate Communications
Tony Ebersole, 208-665-0777
Cautionary Statement
This press release contains forward-looking statements within the meaning of securities legislation in the United States, Canada, and Australia, including statements regarding anticipated operating results. Such statements are subject to numerous assumptions and uncertainties, many of which are outside the control of Coeur. Operating, exploration and financial data, and other statements in this presentation are based on information that Coeur believes is reasonable, but involve significant uncertainties affecting the business of Coeur, including, but not limited to, future gold and silver prices, costs, ore grades, estimation of gold and silver reserves, mining and processing conditions, construction schedules, currency exchange rates, and the completion and/or updating of mining feasibility studies, changes that could result from future acquisitions of new mining properties or businesses, the risks and hazards inherent in the mining business (including environmental hazards, industrial accidents, weather or geologically related conditions), regulatory and permitting matters, risks inherent in the ownership and operation of, or investment in, mining properties or businesses in foreign countries, as well as other uncertainties and risk factors set out in filings made from time to time with the SEC, the Canadian securities regulators, and the Australian Securities Exchange, including, without limitation, Coeur’s reports on Form 10-K and Form 10-Q. Actual results, developments and timetables could vary significantly from the estimates presented. Readers are cautioned not to put undue reliance on forward-looking statements. Coeur disclaims any intent or obligation to update publicly such forward-looking statements, whether as a result of new information, future events or otherwise. Additionally, Coeur undertakes no obligation to comment on analyses, expectations or statements made by first parties in respect of Coeur, its financial or operating results or its securities.